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                                                                   EXHIBIT 23.2

                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS FOR
                           VISIGENIC SOFTWARE, INC.

   As independent public accountants, we hereby consent to the incorporation of our report dated April 1, 1998 on the financial statements of Visigenic Software, Inc. and subsidiaries for the nine-month period ended December 31, 1997 and for the year ended March 31, 1997 included in this Form 10K into Inprise Corporation's previously filed Registration Statements on Form S-3, File No. 333-36357 and on Form S-8, File Nos. 33-39185, 33-36975, 33-44301,
33-42495, 333-13707, 333-16313, 333-42809, 333-47175, 333-47177, and 333-
61315.

                                          /s/ Arthur Andersen LLP

San Jose, California
March 30, 1999